Exhibit 99.2

BLACKSTONE MORTGAGE TRUST ANNOUNCES

PRICING OF PUBLIC OFFERING OF CLASS A COMMON STOCK

New York, NY – January 9, 2014 – Blackstone Mortgage Trust, Inc. (NYSE: BXMT) (the “Company”) today announced the pricing of an underwritten public offering of 8,500,000 shares of its class A common stock. The underwriters have been granted a 30-day option by the Company to purchase up to an additional 1,275,000 shares. The offering is expected to close on January 14, 2014 and is subject to customary closing conditions. Total estimated gross proceeds of the offering are $227.4 million, or $261.5 million if the underwriters exercise their option to purchase additional shares in full.

The Company intends to use the net proceeds from the offering to originate and purchase additional commercial mortgage loans and other target assets and investments consistent with its investment strategies and investment guidelines, and for working capital and other general corporate purposes.

BofA Merrill Lynch, Citigroup, J.P. Morgan and Wells Fargo Securities are acting as joint book-running managers for the offering.

The offering will be made pursuant to the Company’s currently effective shelf registration statement filed with the Securities and Exchange Commission.

The offering of these securities may be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained by contacting: BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department or email dg.prospectus_requests@baml.com; Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, tel: 800-831-9146; J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, tel: 1-866-803-9204; or Wells Fargo Securities, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York, 10152, at (800) 326-5897 or email a request to cmclientsupport@wellsfargo.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Blackstone Mortgage Trust

Blackstone Mortgage Trust, Inc. (NYSE: BXMT) is a real estate finance company that primarily originates and purchases senior mortgage loans collateralized by properties in the United States and Europe. The company is externally managed by BXMT Advisors L.L.C., a subsidiary of The Blackstone Group L.P., or Blackstone, and is a real estate investment trust traded on the NYSE under the symbol “BXMT.” Blackstone Mortgage Trust, Inc. is headquartered in New York City.

About Blackstone

Blackstone (NYSE: BX) is one of the world’s leading investment and advisory firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies it invests in, the companies it advises and the broader global economy. Blackstone does this through the commitment of its extraordinary people and flexible capital. Blackstone’s asset management businesses include investment vehicles focused on private equity, real estate, hedge fund solutions, non-investment grade credit, secondary funds, and multi asset class exposures falling outside of other funds’ mandates. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to future financial results and business prospects. The forward-looking statements contained in this press release are subject to certain risks and uncertainties including, but not limited to, the risks indicated from time to time in Blackstone Mortgage Trust Inc.’s Form S-3 (File No. 333-190191), as amended, and the documents incorporated in the registration statement, including Blackstone Mortgage Trust, Inc.’s Form 10-K for the fiscal year ended December 31, 2012 and Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013. Blackstone Mortgage Trust, Inc. assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.

Contact:

Public Affairs

Blackstone

New York

+1 212 583 5263